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                                                                    Exhibit 6.25

                          SECURITY AND PLEDGE AGREEMENT


         THIS SECURITY AND PLEDGE AGREEMENT ("Agreement") is made as of the 22nd day of October, 1999 by and between 12 Squared Partners, LLC, an Arizona limited liability company ("Secured Party"), and FutureOne, Inc., a Nevada corporation ("FutureOne").

                                    RECITALS

         WHEREAS, the Secured Party has agreed to extend credit in the amount of $500,000.00 to FutureOne (the "Loan") as evidenced by the 12% Secured Convertible Promissory Note dated as of the date hereof (the "Note") by FutureOne, as Maker, in favor of Secured Party; and

         WHEREAS, in order to induce the Secured Party to make the Loan and to secure payment and performance by FutureOne of its obligation under the Note, FutureOne has agreed to pledge to the Secured Party, and grant to the Secured Party a security interest in, Seven Hundred Ninety Five Thousand (795,000) shares of FutureOne's common stock, par value $0.001 per share (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FutureOne agrees with the Secured Party as follows:

         1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following respective meanings when used herein:

         "Event of Default" shall have the meaning ascribed to such term in
Section 8 below.

         "Pledged Collateral" shall have the meaning ascribed to such term in
Section 2 below.

         "Secured Obligations" shall mean, collectively, all obligations of payment and performance of FutureOne under the Note.

         2. PLEDGE. In order to secure the prompt payment and performance of the Secured Obligations, FutureOne hereby pledges to the Secured Party, and grants to Secured Party a first security interest in, all its right, title and interest in all of the following (collectively, the "Pledged Collateral"):

                  a. the Shares and the certificates representing the Shares, and all securities, instruments, documents and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares; and

                  b. all proceeds and products of, and all accessions to and substitutions for, the foregoing.
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         3. DELIVERY OF SHARES. All certificates representing or evidencing the
Shares shall be issued in the name of Secured Party. The Shares shall be deemed constructively delivered to Secured Party and will be held by an escrow agent under terms and conditions reasonably acceptable to FutureOne and the Secured Party.

         4. REPRESENTATIONS AND WARRANTIES. FutureOne represents and warrants to the Secured Party that:

                  a. It has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Secured Party as provided herein;

                  b. No consent, approval, authorization or other order of any person or entity is required for the execution and delivery of this Agreement or the delivery of the Pledged Collateral to the Secured Party as provided herein which has not been obtained; and

                  c. This Agreement has been duly authorized, executed and delivered by FutureOne and constitutes a legal, valid and binding obligation of FutureOne, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

         5. MAINTENANCE OF PRIORITY OF SECURITY INTEREST. FutureOne agrees to execute and deliver all documents reasonably requested by the Secured Party to enable the Secured Party to perfect, preserve and protect its security interest in and on the Pledged Collateral, and FutureOne hereby authorizes the Secured Party to file and record any such documents for such purposes.

         6. RELEASE OF PLEDGED COLLATERAL. FutureOne and Secured Party hereby agree that a release of the Pledged Collateral from the lien of this Agreement and return of the Pledged Collateral to FutureOne shall occur upon the earlier of (i) final payment of $500,000.00 of such principal and all accrued and unpaid interest (as defined in the Note); (ii) conversion of the Note into Common Stock (as defined in the Note) or RMI Stock (as defined in the Note); or (iii) whereupon such released Pledged Collateral shall no longer be deemed to be Pledged Collateral for any purpose hereunder.

         7. DEFAULTS AND REMEDIES. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after the occurrence thereof, subject to the provisions of applicable law, the Secured Party is hereby authorized and empowered at its election, to transfer and register in its name the whole or any part of the Pledged Collateral, to exercise the voting rights with respect to the Pledged Collateral, to collect and receive all cash dividends and other distributions made on the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Secured Party were the outright owner thereof, FutureOne hereby constituting and appointing the Secured Party as its proxy and attorney-in-fact to do so. Notwithstanding anything to the contrary herein, the Secured Party shall have no rights to the Pledged Collateral if the Secured Party effects an RMI Stock Conversion (as defined in the Note) and, in the event of an RMI Stock Conversion,

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Secured Party acknowledges and understands that the Pledged Collateral will be released from the lien of this Agreement and returned to FutureOne in accordance with Section 6 hereof.

         8. EVENT OF DEFAULT. Any event which constitutes an Event of Default under, and as defined in, the Note shall constitute an event of default ("Event of Default") under this Agreement.

         9. ENTIRE AGREEMENT. This Note, the other Loan Documents and any other documents executed in connection herewith and therewith contain the entire understanding of and supersede all prior representations, warranties, agreements, arrangements, understandings and negotiations, written and oral, between the Secured Party and FutureOne with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. AMENDMENT; MODIFICATION. This Agreement may be amended, modified, renewed or extended by only by a written instrument, executed by all of the parties hereto in the manner of the execution of this Agreement.

         12. SEVERABILITY. If any term or provision of this Agreement shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

         13. NOTICES. All notices, approvals, demands, consents and other communications ("notices") provided for or otherwise given hereunder or under any other Loan Document shall be in the English language, in writing, and shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy with electronic confirmation to the numbers set forth below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid and return receipt requested, as follows:

         If to Secured Party, to:

                  12 Squared Partners, LLC
                  1717 East Morten
                  Suite 220
                  Phoenix, AZ 85020
                  Telephone:  (602) 943-2360
                  Facsimile:  (602) 870-9122
                  Attention:  Barry Zemel

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         If to FutureOne, to:

                  FutureOne, Inc.
                  4250 East Camelback Road
                  Suite K-192
                  Phoenix, Arizona  85018
                  Telephone:  (602) 852-9725
                  Facsimile:  (602) 522-8714
                  Attn:  President


         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         15. APPLICABLE LAW. The obligations of FutureOne hereunder are to be performed in, and this Agreement is executed, delivered and accepted in, and this Agreement shall be construed in accordance with and governed by, the internal laws and decisions of the State of Arizona (without regard for its conflicts of law principles), and by execution hereof FutureOne, and by acceptance hereof, the Secured Party, each agrees that such laws and decisions of the State of Arizona shall govern this Agreement notwithstanding the fact that there may be other jurisdictions which may bear a reasonable relationship to the transactions contemplated hereby; provided, however, that with respect to procedural and substantive matters relating only to the creation, perfection and enforcement by the Secured Party of its rights and remedies against the Pledged Collateral located in a state other than the State of Arizona, such matter shall be governed by the laws of such other state.

         16. WAIVER OF JURY TRIAL. The Secured Party and FutureOne acknowledge and agree that any controversy that may arise under this Agreement, or with respect to the transactions contemplated hereby, would be based upon difficult and complex issues and, therefore, the parties agree that any lawsuits arising out of any such controversy shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                 FUTUREONE, INC., A NEVADA CORPORATION


                                 By:  /s/ Earl J. Cook
                                    --------------------------------------------

                                 Name:  Earl J. Cook
                                      ------------------------------------------

                                 Title:  President
                                       -----------------------------------------

                                 Date:  December 17, 1999
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                                 12 SQUARED PARTNERS, LLC, AN ARIZONA LIMITED
                                 LIABILITY COMPANY


                                 By:  /s/ Barry Zemel
                                    --------------------------------------------

                                 Name:  Barry Zemel
                                      ------------------------------------------

                                 Title:  Mgr. Mbr.
                                       -----------------------------------------

                                 Date:  December 17, 1999
                                      ------------------------------------------


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